Exhibit 21


                               Movie Gallery, Inc.

                              List of Subsidiaries


  Name of Subsidiary                                      State of Incorporation
  ------------------                                      ----------------------
  M.G.A., Inc.                                            Delaware
  Home Vision Entertainment, Inc.                         Delaware
  Movie Time, Inc.                                        Virginia
  Video World of Virginia, Inc.                           Delaware